UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2005

Date of Earliest Event Reported: October 14, 2005

EXPRESS SCRIPTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20199	43-1420563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13900 Riverport Drive Maryland Heights, Missouri	63043
(Address of principal executive offices)	(Zip Code)

(314) 770-1666
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Express Scripts, Inc. (the “Company”), hereby amends this Current Report on Form 8-K, which was initially filed on October 14, 2005, to provide historical financial statements of Priority Healthcare Corporation (“Priority”) and pro forma financial information as required under Item 9.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Unaudited financial statements of Priority, as of July 2, 2005 and for the three and six month periods ended July 2, 2005, and the notes thereto, are attached as Exhibit 99.2 hereto.

Audited financial statements of Priority, as of December 31, 2004, and for the year then ended, and the notes related thereto, are attached as Exhibit 99.3 hereto.

(b) Pro Forma Financial Information

The following unaudited consolidated pro forma statement of operations combines the historical statement of operations of Priority Healthcare Corporation (“Priority”) and us, Express Scripts, Inc., for the year ended December 31, 2004 and for the six months ended June 30, 2005. On October 14, 2005, we consummated the acquisition of Priority. The unaudited consolidated pro forma statement of operations for the six months ended June 30, 2005 has been prepared to reflect the acquisition of Priority and the related financing as if these events had occurred on January 1, 2004. The unaudited consolidated pro forma statement of operations for the year ended December 31, 2004 has been prepared to reflect the acquisition of Priority and the related financings as if these events had occurred on January 1, 2004. Any financial effects of the integration of Priority are not reflected in the pro forma presentation.

The following unaudited consolidated pro forma balance sheet combines the historical consolidated balance sheet of Priority and us as of June 30, 2005. The unaudited consolidated pro forma balance sheet has been prepared to reflect the acquisition of Priority and the related financing as if these events had occurred on June 30, 2005.

The principal assumptions used to prepare the unaudited consolidated pro forma financial data are contained in the notes to the unaudited consolidated pro forma financial data. The basis of accounting for the acquired assets and liabilities is based upon their estimated fair values at the date of acquisition.

The pro forma adjustments represent our preliminary determination based upon available information and assumptions which we consider reasonable under the circumstances. This determination is preliminary as we are awaiting final third party appraisals of intangible assets, and management has not finalized their assessment of fair value of certain assets and liabilities. The unaudited consolidated pro forma data is not necessarily indicative of our future results of operations or the results of operations as they might have been had the acquisitions and the related financings been effective on the first day of the period presented. The unaudited consolidated pro forma financial data should be read in conjunction with our separate historical consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 2004 (filed March 3, 2005), the separate historical financial statements and notes of Priority for the year ended January 1, 2005 included in Exhibit 99.3 of this current Registration Form 8-K/A, and the separate unaudited consolidated financial statements and notes for Priority for the six months ended July 2, 2005 included in Exhibit 99.2 of this current Report on Form 8-K/A.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Pro Forma Balance Sheet as of June 30, 2005

	Express		Pro Forma		Pro Forma
(in millions)	Scripts(1)	Priority(2)	Adjustments		Consolidated
Assets
Current assets:
Cash and cash equivalents	$417.3	$25.9	$(167.0)	(3)	$276.2
Receivables, net	1,079.7	325.7	(15.7)	(4)	1,389.7
Inventories	147.7	131.1	-		278.8
Deferred taxes	41.7	3.1	(24.5)	(5)	20.3
Prepaid expenses and other current assets	22.5	36.0	-		58.5
Total current assets	1,708.9	521.8	(207.2)		2,023.5
Property and equipment, net	168.7	62.4	(3.9)	(6)	227.2
Goodwill, net	1,707.4	172.1	877.6	(7)	2,757.1
Other intangible assets, net	230.2	-	64.5	(8)	294.7
Other assets	23.6	7.8	4.3	(9)	35.7
Total assets	$3,838.8	$764.1	$735.3		$5,338.2

Liabilities and Stockholders’ Equity
Current liabilities:
Claims and rebates payable	$1,244.4	$-	$-		$1,244.4
Accounts payable	353.3	210.4	-		563.7
Accrued expenses and other current liabilities	266.7	27.2	2.6	(10)	296.5
Line of credit	-	70.4	(70.4)	(11)	-
Current maturities of long-term debt	22.1	-	138.0	(12)	160.1
Total current liabilities	1,886.5	308.0	70.2		2,264.7
Long-term debt	351.0	-	1,089.4	(12)	1,440.4
Other long-term liabilities	184.5	9.8	-		194.3
Total liabilities	2,422.0	317.8	1,159.6		3,899.4

Minority interest	-	25.8	-		25.8
Stockholders’ equity	1,416.8	420.5	(424.3)	(13)	1,413.0
Total liabilities and stockholders’ equity	$3,838.8	$764.1	$735.3		$5,338.2

(1)	Unaudited Consolidated Balance Sheet as of June 30, 2005.
(2)	Unaudited Consolidated Balance Sheet as of July 2, 2005.
(3)	Adjustment reflects the use of our cash-on-hand to partially fund the acquisition of Priority and related transaction costs.
(4)	Adjustment reflects a $9.7 million increase in the allowance for doubtful accounts to conform to our policies and procedures, and a $6.0 million decrease for the write-off of accounts receivable.
(5)
Adjustment reflects the reduction in deferred tax assets associated with the recording of identifiable, definite-life intangible assets, which was calculated by using a tax rate of 38.0%, Priority’s effective tax rate for the first six months of 2005.

(6)	Adjustment to reduce fixed assets to estimated fair value.
(7)
Adjustment required to reflect the excess of the purchase price over fair market value of the identified net assets acquired as well as the elimination of Priority’s historical goodwill of $172.1 million. The Company has preliminarily allocated $1.0 billion to goodwill and will adjust goodwill accordingly when the establishment of fair values for all identifiable net assets is complete.

(8)
Adjustment reflects the preliminary allocation of fair value to other intangibles of $64.5 million. The allocation of the purchase price to acquired intangible assets (consisting of customer relationships, trademarks and covenants not to compete) is preliminary and subject to the final outcome of independent analyses currently being conducted. The actual amounts being recorded when the purchase price allocation is finalized may differ materially from the pro forma amounts presented herein.

(9)
Adjustment reflects the write-off of $2.4 million (net of tax) and $0.3 million in deferred financing fees relating to our and Priority’s refinanced debt, respectively, as well as the inclusion of $10.5 million in new deferred financing fees relating to the new $2.2 billion senior credit facilities. Adjustment also reflects a $3.5 million reduction in long-term investments based on estimated fair value.

(10)	Adjustment reflects the estimated exit costs for potential site consolidations and severance costs, as well as the tax effect of the write-off of our deferred financing fees (see note 9).
(11)	Adjustment reflects the refinancing of Priority’s line of credit.
(12)
Adjustment reflects the refinancing of our existing senior credit facility with a new senior credit facility. We utilized $1.6 billion of the new senior credit facility, of which $160.1 million is short-term, to pay off the existing debt as well as fund the Priority acquisition.

(13)	Adjustment reflects the elimination of the Priority pre-acquisition equity balances and the elimination of our deferred financing fees of $3.8 million (pre-tax).

Note that no pro forma adjustment has been included for the sale of our ownership share of the Aetna Specialty Pharmacy, a joint venture with Aetna, Inc. Aetna Specialty Pharmacy net assets of $67.0 million are included in the consolidated Priority balances shown above. Upon consummation of the sale of our ownership share, any difference between the sale price and the Aetna Specialty Pharmacy net assets will reduce the amount of goodwill associated with our acquisition of Priority.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Pro Forma Statement of Operations for the Six Months Ended June 30, 2005

	Express		Pro Forma		Pro Forma
(in millions)	Scripts(1)	Priority(2)	Adjustments		Consolidated

Revenues	$7,783.4	$1,053.3	$-		$8,836.7
Cost of revenues	7,241.7	937.1	-		8,178.8
Gross profit	541.7	116.2	-		657.9
Selling, general and administrative	255.0	82.9	6.3	(3)	344.2
Operating income	286.7	33.3	(6.3)		313.7
Other (expense) income:
Interest income	4.1	0.2	(2.6)	(4)	1.7
Interest expense	(9.4)	(1.3)	(25.0)	(5)	(35.7)
Other (expense) income	(1.3)	1.7	-		0.4
	(6.6)	0.6	(27.6)		(33.6)
Income before income taxes	280.1	33.9	(33.9)		280.1
Provision for income taxes	92.8	12.9	(12.8)	(6)	92.9
Net income	$187.3	$21.0	$(21.1)		$187.2

Basic earnings per share:	$1.27				$1.27

Weighted average number of common shares
Outstanding during the period - Basic EPS	147.8				147.8

Diluted earnings per share:	$1.25				$1.27

Weighted average number of common shares
Outstanding during the period - Diluted EPS	150.0				150.0

(1)	Unaudited Consolidated Statement of Operations for the Six Months Ended June 30, 2005.
(2)	Unaudited Consolidated Statement of Operations for the Six Months Ended July 2, 2005.
(3)
Adjustment records the estimated net increase of $6.3 million in 2005 YTD amortization expense for other intangible assets. Other intangible assets are being amortized using the straight-line method of accounting over a blended average estimated useful life of 5 years. We are currently awaiting final third party appraisals of intangible assets.

(4)	Adjustment records the foregone interest income on the $167.0 million of cash-on-hand used by us to partially fund the acquisition of Priority, assuming an average rate of return of 3.1%.
(5)	Adjustment reflects the following:
•	Elimination of interest expense of $8.6 million on our existing debt.
•	Elimination of interest expense of $1.3 million on Priority's existing debt.
•	Elimination of $0.5 million in deferred financing fees amortization related to our existing debt.
•	Elimination of $0.1 million in deferred financing fees amortization related to Priority's existing debt.
•	Addition of $34.5 million in interest expense associated with the outstanding borrowings from our new senior credit facility, assuming an interest rate of 4.3%.
•
Addition of $1.0 million in deferred financing fees amortization; these deferred financing fees are being amortized using the straight-line method over 5 years, which represents the maturity of the Term Loan A under the new credit facility.

An 1/8 percent increase in interest rates would result in additional interest expense of $1.0 million (pre-tax).
(6)	Adjustment reflects the income tax effect on the income/(loss) of the pro forma adjustments at a statutory tax rate of 37.1%

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Pro Forma Statement of Operations for the Twelve Months Ended December 31, 2004

	Express		Pro Forma		Pro Forma
(in millions)	Scripts(1)	Priority(2)	Adjustments		Consolidated

Revenues	$15,114.7	$1,739.6	$-		$16,854.3
Cost of revenues	14,170.5	1,546.7	-		15,717.2
Gross profit	944.2	192.9	-		1,137.1
Selling, general and administrative	451.2	116.1	12.6	(3)	579.9
Operating income	493.0	76.8	(12.6)		557.2
Other (expense) income:
Interest income	3.8	0.7	(3.5)	(4)	1.0
Interest expense	(41.7)	(1.1)	(39.9)	(5)	(82.7)
Other (expense) income	(4.5)	(4.6)	-		(9.1)
	(42.4)	(5.0)	(43.4)		(90.8)
Income before income taxes	450.6	71.8	(56.0)		466.4
Provision for income taxes	172.4	27.2	(21.4)	(6)	178.2
Net income	$278.2	$44.6	$(34.6)		$288.2

Basic earnings per share:	$1.82				$1.89

Weighted average number of common shares
Outstanding during the period - Basic EPS	152.8				152.8

Diluted earnings per share:	$1.79				$1.86

Weighted average number of common shares
Outstanding during the period - Diluted EPS	155.0				155.0

(1)	Unaudited Consolidated Statement of Operations for the Twelve Months Ended December 31, 2004.
(2)	Unaudited Consolidated Statement of Operations for the Twelve Months Ended January 1, 2005.
(3)
Adjustment records the net increase in 2004 YTD amortization expense of $12.6 million for other intangible assets. Other intangible assets are being amortized using the straight-line method of accounting over the blended average estimated useful life of 5 years. We are currently awaiting final third party appraisals of intangible assets.

(4)	Adjustment records the foregone interest income on the $167.0 million of cash-on-hand used by us to partially fund the acquisition of Priority, assuming an average rate of return of 2.1%.
(5)	Adjustment reflects the following:
•	Elimination of interest expense of $13.8 million on our existing debt.
•	Elimination of interest expense of $1.1 million on Priority's existing debt.
•	Elimination of $0.9 million in deferred financing fees amortization related to our existing debt.
•	Elimination of $0.2 million in deferred financing fees amortization related to Priority's existing debt.
•	Addition of $53.8 million in interest expense associated with the outstanding borrowings from our new senior credit facility, assuming an interest rate of 3.4%.
•
Addition of $2.1 million in deferred financing fees amortization; these deferred financing fees are being amortized using the straight-line method over 5 years, which represents the maturity of the Term Loan A under the new credit facility.

An 1/8 percent increase in interest rates would result in additional interest expense of $2.0 million (pre-tax).
(6)	Adjustment reflects the income tax effect on the income/(loss) of the pro forma adjustments at a statutory tax rate of 38.3%

(c) Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.2	Unaudited financial statements of Priority, as of July 2, 2005 and for the three and six month periods ended July 2, 2005, and the notes related thereto.

99.3	Audited financial statements of Priority as of December 31, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2005	THE EXPRESS SCRIPTS, INC.

	By:	/s/ George Paz
Name: George Paz Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.2	Unaudited financial statements of Priority, as of July 2, 2005 and for the three and six month periods ended July 2, 2005, and the notes related thereto.

99.3	Audited financial statements of Priority as of December 31, 2004

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